Exhibit e (v)

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to Section 12 of the Amended and Restated Underwriting Agreement dated as of April 30, 2010 (the Underwriting Agreement) between USAA Mutual Funds Trust (the Trust) and USAA Investment Management Company (the Underwriter), please be advised that the Trust has established two new series of its shares (New Funds) as set forth below:

__________________________________________________

USAA Target Managed Allocation Fund
USAA Global Equity Income Fund
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Please be further advised that the Trust desires to retain the Underwriter to sell and distribute shares of the New Funds and to render other services to the New Funds as provided in the Underwriting Agreement.

In addition, revised Schedule A to the Underwriting Agreement reflecting the addition of the New Funds to the Underwriting Agreement is attached hereto as Schedule A and is hereby approved.

Please state below whether you are willing to render such services as provided in the Underwriting Agreement.

                                                                                       USAA MUTUAL FUNDS TRUST

Attest:\S\DANIEL MAVICO                                   By:\S\DANIEL S. MCNAMARA
           Daniel Mavico                                                     Daniel S. McNamara
           Assistant Secretary                                             President

Dated:  August 7, 2015

We are willing to render services to the New Funds as set forth in the Underwriting Agreement.  In addition, we approve Schedule A to the Underwriting Agreement.

                                                                                     USAA INVESTMENT MANAGEMENT
                  COMPANY

Attest:\S\DANIEL MAVICO                                  By:\S\BROOKS ENGLEHARDT
            Daniel Mavico                                                    Brooks Englehardt
            Assistant Secretary                                            President

Dated:  August 7, 2015

USAA MUTUAL FUNDS TRUST
UNDERWRITING AGREEMENT
SCHEDULE A

FUNDS COVERED BY THE UNDERWRITING AGREEMENT

Aggressive Growth Fund
Capital Growth Fund
California Bond Fund
California Money Market Fund
Cornerstone Conservative Fund
Cornerstone Moderate Fund
Cornerstone Moderately Conservative Fund
Cornerstone Moderately Aggressive Fund
Cornerstone Aggressive Fund
Cornerstone Equity Fund
Emerging Markets Fund
First Start Growth Fund
Flexible Income Fund
Global Equity Income Fund
Global Managed Volatility Fund
Government Securities Fund
Growth & Income Fund
Growth and Tax Strategy Fund
Growth Fund
High Income Fund
Income Stock Fund
Income Fund
Intermediate-Term Bond Fund
International Fund
Managed Allocation Fund
Money Market Fund
New York Bond Fund
New York Money Market Fund
Precious Metals and Minerals Fund
Real Return Fund
Science & Technology Fund
Short-Term Bond Fund
Small Cap Stock Fund
Target Managed Allocation Fund
Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Target Retirement 2060 Fund

Tax Exempt Intermediate-Term Fund
Tax Exempt Long-Term Fund
Tax Exempt Money Market Fund
Tax Exempt Short-Term Fund
Treasury Money Market Trust
Total Return Strategy Fund
Ultra Short-Term Bond Fund
Value Fund
Virginia Bond Fund
Virginia Money Market Fund
World Growth Fund